EXHIBIT 24 -- CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-13362, No. 33-41260 and No. 333-12519) pertaining to the Imo Industries Inc. Employees Stock Savings Plan and in the Registration Statement (Form S-8 No. 33-26118) pertaining to the Imo Industries Inc. Equity Incentive Plan for Key Employees and the Equity Incentive Plan for Outside Directors of Imo Industries Inc. and in the Registration Statement (Form S-8 No. 33-60535) pertaining to the Imo Industries Inc. 1995
Equity Incentive Plan for Outside Directors and   in   the
Registration Statement (Form S-8 No. 33-60533) pertaining to the Imo Industries Inc. Equity Incentive Plan for Key Employees of our report dated June 23, 1997, with respect to the financial statements and schedules of the Imo Industries Inc. Employees Stock Savings Plan included in the Annual Report (Form 11-K) for the year ended December 31, 1996.


                                  /s/ Ernst & Young LLP


Princeton, New Jersey
June 24,1997



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